Exhibit (h)(1)

Business Development Corporation of America

UP TO 101,100,000 SHARES OF COMMON STOCK

FORM OF EXCLUSIVE DEALER MANAGER AGREEMENT

[        ], 2014

Realty Capital Securities, LLC
Three Copley Place, Suite 3300
Boston, Massachusetts 02116

Ladies and Gentlemen:

Business Development Corporation of America (the “Company”) is a Maryland corporation that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 and the rules and regulations thereunder (collectively, the “Investment Company Act”). The Company proposes to offer up to 101,100,000 shares of common stock, $0.001 par value per share (the “Shares”) on a continuous basis, for an initial purchase price of $11.20 per Share, with a minimum initial investment of $1,000, in the offering (the “Offering”), all upon the other terms and subject to the conditions set forth in the Prospectus (as defined below).

The Company will be managed by BDCA Adviser, LLC, a Delaware limited liability company (the “Advisor”) pursuant to an Amended and Restated Investment Advisory Agreement dated June 23, 2011 between the Company and the Advisor (the “Advisory Agreement”) included as an exhibit to the Registration Statement (as defined below).

The Company will enter into an administration agreement (the “Administration Agreement”) with an affiliate of the Advisor.

Upon the terms and subject to the conditions contained in this Exclusive Dealer Manager Agreement (this “Agreement”), the Company hereby appoints Realty Capital Securities, LLC, a Delaware limited liability company (the “Dealer Manager”), to act as the exclusive dealer manager for the Offering, and the Dealer Manager desires to accept such engagement.

In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333- 193241) on Form N-2 for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”); and may prepare and file one or more amendments to such registration statement. The registration statement on Form N-2 and the prospectus contained therein, as finally amended at the date the registration statement is declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that (i) if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, and (ii) if the Company files a prospectus or prospectus supplement pursuant to Rule 497 of the Securities Act Rules and Regulations which differs from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus or include such prospectus supplement, as applicable, filed pursuant to Rule 497, as the case may be, from and after the date on which it shall have been filed. The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement. As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. If any portion of the Company’s annual report on Form 10-K is specifically incorporated by reference into the Prospectus pursuant to Instruction F of Form N-2, then the term “Prospectus” shall include such information incorporated by reference therein. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ADVISOR. The Company and the Advisor hereby represent, warrant and agree as follows:

(a)	DOCUMENTS INCORPORATED BY REFERENCE. The information from the Company’s annual reports on Form 10-K specifically incorporated by reference into the Prospectus, if applicable, will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Rules and Regulations”), and, as of the Effective Date of any post-effective amendment that includes information incorporated by reference, such information so incorporated will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)	COMPLIANCE WITH THE SECURITIES ACT, ETC. During the term of this Agreement:

(i)	on (A) each applicable Effective Date, (B) the date of the preliminary Prospectus, (C) the date of the Prospectus and (D) the date any supplement to the Prospectus is filed with the Commission, the Registration Statement, the Prospectus and any amendments or supplements thereto, as applicable, have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and the Investment Company Act applicable to business development companies; and

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(ii)	the Registration Statement does not, and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing representations will not extend to any statements contained in, incorporated by reference in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereto that are based upon written information furnished to the Company by the Dealer Manager expressly for use therein.

(c)	SECURITIES MATTERS. There has not been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Shares.

(d)	CORPORATION STATUS. The Company is a corporation duly formed and validly existing under the General Corporation Law of Maryland, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(e)	AUTHORIZATION OF AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

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The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Company’s declaration of trust, charter, by-laws, or other organizational documents, as the case may be; (ii) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Company MAE (as defined below in this Section 1(e)); or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company or any of its properties. No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement or for the consummation by the Company of any of the transactions contemplated hereby (except (x) as have been obtained under the Securities Act, the Exchange Act, from the Financial Industry Regulatory Authority (“FINRA”) or as may be required under state securities or applicable blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur, (y) the election of the Company to be regulated as a BDC under the Investment Company Act and (z) registration of the Advisor under the Advisers Act (as defined in Section 1(s)). The Company is not in violation of its declaration of trust, charter, by-laws or other organizational documents, as the case may be.

As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (i) the condition, financial or otherwise, earnings, business affairs or business prospects of the Company, (ii) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Shares or (iii) the value of the Shares.

(f)	ACTIONS OR PROCEEDINGS. As of the initial Effective Date, there are no actions, suits or proceedings against, or investigations of, the Company pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under or the validity or enforceability of, this Agreement or the Shares, (iv) that might result in a Company MAE, or (v) seeking to affect adversely the federal income tax attributes of the Shares except as described in the Prospectus. The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the initial Effective Date.

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(g)	ESCROW AGREEMENT. The Company will enter into an escrow agreement (the “Escrow Agreement”) with the Dealer Manager and Wells Fargo Bank, N.A. (the “Escrow Agent”), substantially in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account (the “Escrow Account”) to receive and hold subscription funds in respect of Shares of the Company. Once a minimum of $2,500,000 of subscription funds from Persons (as defined below) not affiliated with the Company or the Advisor (the “Minimum Offering”) has been deposited in the Escrow Account, upon determination by the Company that it intends to break escrow, the Company shall deposit (or cause to be deposited) all subscription funds to a designated deposit account in the name of the Company (the “Deposit Account”) at a bank which shall be subject to the reasonable prior approval of the Dealer Manager, subject to any higher or continuing escrow obligations imposed by certain states as described in the Prospectus. The Deposit Account shall be subject to a deposit control agreement executed by the depositary, the Company, and the Dealer Manager, which shall be substantially in the form included as an exhibit to the Registration Statement (the “Control Agreement”). As used herein, “Person” or “Persons” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or agency, or other entity of any kind. If the minimum amount has not been obtained prior to the Termination Date (as defined in Section 10(a)), the Escrow Agent shall, promptly following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each Investor by check funds deposited in the Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Investor at the address provided in the list of Investors.

(h)	SALES LITERATURE. Any supplemental sales literature or advertisement (including, without limitation any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. Any and all Approved Sales Literature did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(i)	AUTHORIZATION OF SHARES. The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

(j)	INVESTMENT COMPANY. The Company is and, after giving effect to the Offering of the Shares, will continue to be a non-diversified, closed-end management investment company that has elected to be treated as a BDC under the Investment Company Act, and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

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(k)	TAXES. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Shares have been or will be paid when due.

(l)	TAX RETURNS. The Company has filed all material federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such material taxes indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

(m)	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations. Such accountants have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(n)	INTERNAL CONTROLS. The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of the Company’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

(o)	PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or any applicable Prospectus.

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(p)	MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not occurred a Company MAE, whether or not arising in the ordinary course of business.

(q)	GOVERNMENT PERMITS. The Company possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure of which to possess or own would not have, individually or in the aggregate, and could not, individually or in the aggregate, reasonably be expected to result in a Company MAE. The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.

(r)	ADVISOR; ADVISORY AGREEMENT AND ADMINISTRATOR; ADMINISTRATION AGREEMENT.

(i)	The Advisor is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The Administrator is a limited liability company duly formed and validly existing under the laws of the State of Delaware.

(ii)	Each of this Agreement, the Advisory Agreement and the Administration Agreement is duly and validly authorized, executed and delivered by or on behalf of the Advisor or the Administrator, as the case may be, and constitutes a valid and binding agreement of the Advisor or the Administrator, as the case may be, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

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(iii)	The execution and delivery of each of this Agreement, the Advisory Agreement and Administration Agreement and the performance thereunder by the Advisor or the Administrator, as the case may be, do not and will not (i) conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (1) the Advisor’s or the Administrator’s charter or by-laws, or other organizational documents, or (2) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Advisor or the Administrator is a party or by which the Advisor or the Administrator or any of their properties is bound except, for purposes of this clause (2) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Advisor or the Administrator, or (B) a Company MAE; or (ii) result in and could not reasonably be expected to result in, individually or in the aggregate, in any material respect any conflict with, breach of, or default under, any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Advisor or the Administrator or any of their properties. No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of the Advisory Agreement by the Advisor or the Administration Agreement by the Administrator except (i) such as have been already obtained under the Securities Act or the Investment Company Act or (ii) as may be required under state securities laws. The Advisor and the Administrator are not in violation of their respective limited liability company agreements or other organizational documents.

(iv)	There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened against or affecting the Advisor, or to the knowledge of the Administrator, threatened against or affecting the Administrator.

(v)	The Advisor and the Administrator possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Advisor or the Administrator, as the case may be, (B) a Company MAE, or (C) a material adverse effect on the performance of the services under the Advisory Agreement by the Advisor or the Administration Agreement by the Administrator, and the Advisor and the Administrator have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(s)	BUSINESS DEVELOPMENT COMPANY.

(i)	The terms of the Advisory Agreement and the Administration Agreement, including compensation terms comply in all material respects with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

(ii)	No Person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder.

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(iii)	The provisions of the corporate charter and bylaws of the Company and the investment objectives, policies and restrictions described in the Prospectus are and will be consistent in all material respects with the requirements of the Investment Company Act applicable to a BDC.

(iv)	The Company’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the SEC thereunder applicable to BDCs and the rules and regulations of the SEC thereunder, except as will not have, singly or in the aggregate, a Company MAE.

(v)	The approval of the Advisory Agreement by each of the board of directors and the initial stockholders of the Company has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as BDCs under the Investment Company Act.

2.	REPRESENTATIONS AND WARRANTIES OF THE DEALER MANAGER. The Dealer Manager represents and warrants to the Company during the term of this Agreement that:

(a)	ORGANIZATION STATUS. The Dealer Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)	AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company and the Advisor, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

(c)	ABSENCE OF CONFLICT OR DEFAULT. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have or reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business affairs, properties or results of operations of the Dealer Manager.

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(d)	BROKER-DEALER REGISTRATION; FINRA MEMBERSHIP. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act and the Exchange Act Rules and Regulations, a member in good standing of FINRA, and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement. Moreover, the Dealer Manager’s employees and representatives have all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

(e)	DISCLOSURE. The information under the caption “Plan of Distribution” in the Prospectus insofar as it relates to the Dealer Manager, and all other information furnished to the Company by the Dealer Manager in writing specifically for use in the Registration Statement, any preliminary Prospectus or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.	OFFERING AND SALE OF THE SHARES. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and exclusive distributor to solicit and to retain the Soliciting Dealers (as defined in Section 3(a)) to solicit subscriptions for the Shares at the subscription price to be paid in cash. The Dealer Manager hereby accepts such agency and exclusive distributorship and agrees to use its reasonable best efforts to sell or cause to be sold the Shares in such quantities and to such Persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement. Unless this Agreement is earlier terminated pursuant to Section 10, the Dealer Manager shall use such reasonable best efforts during the Offering Period (as defined below).

As used in this Agreement, “Offering Period” means the period commencing on the initial Effective Date and ending on the earliest to occur of the following: (1) the acceptance by the Company of subscriptions for 101,100,000 Shares; and (2) the liquidation or dissolution of the Company.

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The number of Shares, if any, to be reserved for sale by each Soliciting Dealer may be determined, from time to time, by the Dealer Manager upon prior consultation with the Company. In the absence of such determination, the Company shall, subject to the provisions of Section 3(b), accept Subscription Agreements based upon a first-come, first accepted reservation or other similar method. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Shares for its own account and, in soliciting purchases of Shares, the Dealer Manager shall act solely as the Company’s agent and not as an underwriter or principal.

(a)	SOLICITING DEALERS. The Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and other securities dealers the Dealer Manager may retain (collectively the “Soliciting Dealers”); provided, however, that (i) the Dealer Manager reasonably believes that all Soliciting Dealers are registered with the Commission, members of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Shares or exempt from broker dealer registration with the Commission and all other applicable regulatory authorities, (ii) all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the form of Soliciting Dealers Agreement approved by the Company and the Dealer Manager (the “Soliciting Dealers Agreement”), and (iii) the Company shall have previously approved each Soliciting Dealer (such approval not to be unreasonably withheld or delayed).

(b)	SUBSCRIPTION DOCUMENTS. Each Person desiring to purchase Shares through the Dealer Manager, or any other Soliciting Dealer, will be required to complete and execute the subscription documents described in the Prospectus.

Until the minimum offering of $2,500,000 in Shares has been sold, payments for Shares shall be made by checks payable to “WELLS FARGO BANK, NA, ESCROW AGENT FOR BUSINESS DEVELOPMENT CORPORATION OF AMERICA” During such time, the Selected Dealer shall forward original checks together with an original Subscription Agreement, executed and initialed by the subscriber as provided for in the Subscription Agreement, to the Escrow Agent at the address provided in the Subscription Agreement.

When a Soliciting Dealer’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check were initially received by the Soliciting Dealer from the subscriber, the Soliciting Dealer shall transmit the Subscription Agreement and check to the Escrow Agent by the end of the next business day following receipt of the check and Subscription Agreement. When, pursuant to Soliciting Dealer’s internal supervisory procedures, the Soliciting Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Soliciting Dealer shall transmit the check and Subscription Agreement to the Final Review Office by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and check. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to the Escrow Agent. If any Subscription Agreement solicited by the Soliciting Dealer is rejected by the Dealer Manager or the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within ten (10) business days from the date of rejection.

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(c)	COMPLETED SALE. A sale of a Share shall be deemed by the Company to be completed for purposes of Section 3(d) if and only if (i) the Company has received a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased Share, from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Soliciting Dealer, or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription, and (iii) such investor has been admitted as a shareholder of the Company. In addition, no sale of Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus. The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission or dealer manager fee will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected.

(d)	DEALER-MANAGER COMPENSATION.

(i)	Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3(d), the Company agrees to pay the Dealer Manager selling commissions in the amount of seven percent (7%) of the selling price of each Share for which a sale is completed from the Shares offered in the Offering. Alternatively, if the Soliciting Dealer elects to receive selling commissions equal to seven and one-half percent (7.5%) in accordance with the Soliciting Dealers Agreement, the Company agrees to pay the Dealer Manager selling commissions in the amount of seven and one-half percent (7.5%) of the selling price of each Share for which a sale is completed from the Shares offered in the Primary Offering, two and one-half percent (2.5%) of which selling commissions shall be payable at the time of such sale and one percent (1%) of which shall be paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. The Company will pay reduced selling commissions or may eliminate commissions on certain sales of Shares, including the reduction or elimination of selling commissions in accordance with, and on the terms set forth in, the Prospectus. The Dealer Manager will reallow all the selling commissions, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares, as described more fully in the Soliciting Dealers Agreement. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Dealer Manager or person associated with the Dealer Manager shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances.

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(ii)	Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3(d), as compensation for acting as the dealer manager, the Company will pay the Dealer Manager, a dealer manager fee in the amount of three percent (3%) of the selling price of each Share for which a sale is completed from the Shares offered in the Offering (the “Dealer Manager Fee”). Notwithstanding, the Dealer Manager Fee will be reduced to two and one-half percent (2.5%) if the selling commission is 7.5% as described above. The Dealer Manager may retain or re-allow all or a portion of the Dealer Manager Fee, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares, as described more fully in the Soliciting Dealers Agreement.

(iii)	All sales commissions payable to the Dealer Manager will be paid as dictated by industry practice after the investor subscribing for the Shares is admitted as a shareholder of the Company, in an amount equal to the sales commissions payable with respect to such Shares.

(iv)	In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Soliciting Dealers participating in the Offering, including, but not limited to, selling commissions and the Dealer Manager Fee exceed ten percent (10.0%) of gross offering proceeds from the Offering in the aggregate.

In connection with the minimum amount offered by the Company pursuant to the Prospectus and FINRA’s 10% underwriting compensation limitation under FINRA Rule 2310 (“FINRA’s 10% cap”), the Dealer Manager shall advance all of the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses, (including, but not limited to, wholesaling expense reimbursements and the Dealer Manager’s legal expenses associated with filing the Offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with the Offering does not exceed FINRA’s 10% cap.

The Dealer Manager shall repay to the Company any excess amounts received over FINRA’s 10% cap if the Offering is abruptly terminated after receiving the minimum amount offered by the Company pursuant to the Prospectus and before reaching the maximum amount of offered by the Company pursuant to the Prospectus.

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No compensation in connection with the offering may be paid to the Dealer Manager, the Soliciting Dealers or their affiliates out of the proceeds of the offering prior to the release of such proceeds from escrow. However, if any such payments are made from sources other than proceeds of the Offering, they shall be made only on the basis of bona fide transactions.

(v)	Notwithstanding anything to the contrary contained herein, if the Company pays any selling commission to the Dealer Manager for sale by a Soliciting Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, then the Company shall decrease the next payment of selling commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established in this Section 3(d), multiplied by the number of Shares as to which the subscription is rescinded. If no payment of selling commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, then the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within a reasonable period of time not to exceed thirty (30) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

(e)	REASONABLE BONA FIDE DUE DILIGENCE EXPENSES. The Company or the Advisor shall reimburse the Dealer Manager or any Soliciting Dealer for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Soliciting Dealer. The Company shall only reimburse the Dealer Manager or any Soliciting Dealer for such approved bona fide due diligence expenses to the extent such expenses have actually been incurred and are supported by detailed and itemized invoice(s) provided to the Company.

(f)	CERTAIN ADVANCES TO DEALER MANAGER. The parties hereto acknowledge that prior to the initial Effective Date, the Company may have paid to the Dealer Manager advances of monies against out-of-pocket accountable expenses actually anticipated to be incurred by the Dealer Manager in connection with the Offering (other than reasonable bona fide due diligence expenses). Such advances shall be credited against such portion of the Dealer Manager Fee payable pursuant to Section 3(d) that is retained by the Dealer Manager and not re-allowed until the full amount of such advances is offset. Such advances are not intended to be in addition to the compensation set forth in Section 3(d) and any and all monies advanced that are not utilized for out-of-pocket accountable expenses actually incurred by the Dealer Manager in connection with the Offering (other than reasonable bona fide due diligence expenses) shall be reimbursed by the Dealer Manager to the Company.

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4.	CONDITIONS TO THE DEALER MANAGER’S OBLIGATIONS. The Dealer Manager’s obligations hereunder shall be subject to the following terms and conditions (and if all such conditions are not satisfied or waived by the Dealer Manager on or before the initial Effective Date or at any time thereafter until the Termination Date, then no funds shall be released (1) from the Escrow Account if the Dealer Manager provides notice to this effect to the Company and the Escrow Agent, and (2) from the Deposit Account if the Dealer Manager provides notice to this effect to the Company and the Escrow Agent:

(a)	The representations and warranties on the part of the Company and the Advisor contained in this Agreement hereof shall be true and correct in all material respects and the Company and the Advisor shall have complied with their covenants, agreements and obligations contained in this Agreement in all material respects;

(b)	The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company and the Advisor, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager.

(c)	The Registration Statement and the Prospectus, and any amendment or any supplement thereto, shall not contain any untrue statement of material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)	On the initial Effective Date and at or prior to the fifth business day following the Effective Date of each post-effective amendment to the Registration Statement that includes or incorporates by reference new audited financial statements for the Company, the Dealer Manager shall have received from Grant Thornton LLP or such other independent registered public accountants for the Company, (i) a letter, dated the applicable date, addressed to the Dealer Manager, in form and substance satisfactory to the Dealer Manager, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to placement agents or dealer managers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information contained in the Registration Statement and the Prospectus, and (ii) confirming that they are (A) independent registered public accountants as required by the Securities Act, and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

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(e)	At or prior to the fifth business day following (i) the request by the Dealer Manager in connection with any third party due diligence investigation, and (ii) the Effective Date of each post-effective amendment to the Registration Statement (other than post-effective amendments filed solely pursuant to Rule 462(d) under the Securities Act and other than the post-effective amendments referred to in Section 4(d)), the Dealer Manager shall have received from Grant Thornton LLP or such other independent public or certified public accountants for the Company, a letter, dated such date, in form and substance satisfactory to the Dealer Manager, to the effect that they reaffirm the statements made in the most recent letter furnished pursuant to Section 4(d), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the date of the letter furnished pursuant to this Section 4(e).

(f)	On the Effective Date the Dealer Manager shall have received the opinion of Sutherland Asbill & Brennan LLP, counsel for the Company, and a supplemental “negative assurances” letter from such counsel, each dated as of the Effective Date, and each in the form and substance reasonably satisfactory to the Dealer Manager.

(g)	At or prior to the Effective Date and at or prior to the fifth business day following the effective date of each post-effective amendment to the Registration Statement (other than post-effective amendments filed solely pursuant to Rule 462(d) under the Securities Act), the Dealer Manager shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the applicable date, to the effect that: (i) the representations and warranties of the Company and the Advisor set forth in this Agreement are true and correct in all material respects with the same force and effect as though expressly made on and as of the applicable date; and (ii) the Company and the Advisor have complied in all material respects with all the agreements hereunder and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the applicable date.

5.	COVENANTS OF THE COMPANY AND THE ADVISOR. The Company and the Advisor covenant and agree with the Dealer Manager as follows:

(a)	REGISTRATION STATEMENT. The Company will use commercially reasonable efforts (i) to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible, and (ii) on an ongoing basis, maintain effective status with the Commission thereafter. The Company will furnish a copy of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager. The Company will comply in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

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(b)	BUSINESS DEVELOPMENT COMPANY. Prior to the initial Effective Date, the Company will file Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Act (the “Notification of Election”) with the Commission, pursuant to which the Company will elect to be treated as a BDC. Except as otherwise provided for in this Agreement, the Company will not withdraw such Notification of Election or take any action to cause the Commission to order such Notification of Election to be withdrawn. Such Notification of Election, when filed with the Commission (i) will contain all statements required to be stated therein in accordance with, and will comply in all material respects with the requirements of, the Investment Company Act and (ii) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company will use its best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the Company’s board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act.

(c)	INVESTMENT ADVISOR. Upon the initial Effective Date, the Advisor will be registered as an investment adviser under the Advisers Act and will not be prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Advisers knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Advisor with the Commission

(d)	SUBCHAPTER M. The Company will use its best efforts to qualify for and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and to maintain such qualification and election in effect for each full fiscal year during which it is a BDC under the Investment Company Act; provided that, at the discretion of the Company’s board of directors, it may elect not to be so treated.

(e)	COMMISSION ORDERS. If the Commission shall issue any stop order or any other order preventing or suspending the use of the Prospectus, or shall institute any proceedings for that purpose, then the Company will promptly notify the Dealer Manager and use its commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to use commercially reasonable efforts to obtain the removal thereof as promptly as possible.

(f)	BLUE SKY QUALIFICATIONS. The Company will use commercially reasonable efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Dealer Manager and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. the Company will furnish the Dealer Manager with a copy of such papers filed by the Company in connection with any such qualification. The Company will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such order and if any such order is issued, to use its commercially reasonable efforts to obtain the removal thereof as promptly as possible. The Company will furnish the Dealer Manager with a Blue Sky Survey dated as of the initial Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

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(g)	AMENDMENTS AND SUPPLEMENTS. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Securities Act, then the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Soliciting Dealers.

(h)	REQUESTS FROM COMMISSION. The Company will promptly advise the Dealer Manager of any request made by the Commission or a state securities administrator for amending the Registration Statement, supplementing the Prospectus or for additional information.

(i)	COPIES OF REGISTRATION STATEMENT. The Company will furnish the Dealer Manager with one signed copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the Commission, as the Dealer Manager may reasonably request for sale of the Shares.

(j)	QUALIFICATION TO TRANSACT BUSINESS. The Company will take all steps necessary to ensure that at all times the Company will validly exist as a Maryland corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

(k)	AUTHORITY TO PERFORM AGREEMENTS. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement and under its charter and by-laws for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

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(l)	SALES LITERATURE. The Company will furnish to the Dealer Manager as promptly as shall be practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Approved Sales Literature shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. The Company will prepare (or cause to be prepared) all Approved Sales Literature. Each of the Company and the Advisor will not (and will cause its affiliates to not) (i) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (2) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(m)	CERTIFICATES OF COMPLIANCE. The Company shall provide, from time to time upon request of the Dealer Manager, certificates of its chief executive officer and chief financial officer of compliance by the Company of the requirements of this Agreement.

(n)	USE OF PROCEEDS. The Company will apply the proceeds from the sale of the Shares as set forth in the Prospectus.

(o)	CUSTOMER INFORMATION. Each of the Company and the Advisor shall:

(i)	abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (B) the privacy standards and requirements of any other applicable federal or state law, and (C) its own internal privacy policies and procedures, each as may be amended from time to time;

(ii)	refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(iii)	determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

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(p)	DEALER MANAGER’S REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. Prior to amending or supplementing the Registration Statement, any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Dealer Manager for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Dealer Manager’s consent, which consent shall not be unreasonably withheld or delayed.

(q)	CERTAIN PAYMENTS. Without the prior consent of the Dealer Manager, none of the Company, the Advisor or any of their respective affiliates will make any payment (cash or non-cash) to any associated Person or registered representative of the Dealer Manager.

(r)	DEPOSIT ACCOUNT. Once subscription funds from Persons unaffiliated with the Company or the Advisor in the Escrow Account aggregate $2,500,000 in respect of Shares of the Company (the “Escrow Break Date”), subject to any continuing escrow obligations imposed by certain states as described in the Prospectus, the Company will deposit all subsequent subscription funds in the Deposit Account. At all times until the Termination Date, the Deposit Account shall be subject to the Control Agreement that will provide, among other things, that no funds shall be able to be withdrawn from the Deposit Account once the Dealer Manager provides notice to the Company and the Escrow Agent that a condition set forth in Section 4 has not been satisfied or waived by the Dealer Manager. Such restriction on withdrawal shall continue until the Dealer Manager notifies the Company and the Escrow Agent that funds in the Deposit Account can be released upon order of the Company.

(s)	REGULATORY FILINGS. Notwithstanding anything herein to the contrary, the Company shall provide the Dealer Manager for its prior approval (not to be unreasonably withheld) with a copy of any notice, filing, application, registration, document, correspondence or other information that the Company proposes to deliver, make or file with any governmental authority or agency (federal, state or otherwise) or with FINRA in connection with the Offering, this Agreement or any of the transactions completed hereby.

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6.	COVENANTS OF THE DEALER MANAGER. The Dealer Manager covenants and agrees with the Company as follows:

(a)	COMPLIANCE WITH LAWS; PROSPECTUS DELIVERY. With respect to the Dealer Manager’s participation and the participation by each Soliciting Dealer in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager agrees, and each Soliciting Dealer in its Soliciting Dealer Agreement will agree, to comply in all material with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the Offering, the sale of Shares and with, (ii) all applicable state securities or blue sky laws and regulations in effect from time to time, and (iii) the Rules of the FINRA applicable to the Offering, from time to time in effect, specifically including, but not in any way limited to, Conduct Rules 2340, 2420, 2730, 2740 and 2750 and FINRA Rule 2310 therein. The Dealer Manager will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

In addition, the Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide, or require in the Soliciting Dealer Agreement that the Soliciting Dealer shall provide, to any prospective investor copies of the Prospectus and any supplements thereto during the course of the Offering and prior to the sale. The Company may provide the Dealer Manager with certain Approved Sales Literature to be used by the Dealer Manager and the Soliciting Dealers in connection with the solicitation of purchasers of the Shares. The Dealer Manager agrees not to deliver the Approved Sales Literature to any Person prior to the initial Effective Date. If the Dealer Manager elects to use such Approved Sales Literature after the initial Effective Date, then the Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Shares and that it will direct Soliciting Dealers not to make such use unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future. The Dealer Manager agrees that it will not use any Approved Sales Literature other than those provided to the Dealer Manager by the Company for use in the Offering. The use of any other sales material is expressly prohibited.

(b)	NO ADDITIONAL INFORMATION. In offering the Shares for sale, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature. The Dealer Manager will not (i) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

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(c)	SALES OF SHARES. The Dealer Manager shall, and each Soliciting Dealer shall agree to, solicit purchases of the Shares only in the jurisdictions in which the Dealer Manager and such Soliciting Dealer are legally qualified to so act and in which the Dealer Manager and each Soliciting Dealer have been advised by the Company in writing that such solicitations can be made.

(d)	SUBSCRIPTION AGREEMENT. The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions will be submitted by the Dealer Manager and each Soliciting Dealer to the Company only on the form which is included as Exhibit B to the Prospectus. The Dealer Manager understands and acknowledges, and each Soliciting Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

(e)	SUITABILITY. The Dealer Manager will offer Shares, and in its agreement with each Soliciting Dealer will require that the Soliciting Dealer offer Shares, only to Persons that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to Persons in the states in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with the Soliciting Dealers, the Dealer Manager will require that the Soliciting Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation the FINRA Conduct Rules and the provisions of Article III.C. and III.E. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”). The Dealer Manager agrees that in recommending the purchase of the Shares to an investor, the Dealer Manager and each Person associated with the Dealer Manager that make such recommendation shall have, and each Soliciting Dealer in its Soliciting Dealer Agreement shall agree with respect to investors to which it makes a recommendation shall agree that it shall have, reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, the Person associated with the Dealer Manager or the Soliciting Dealer that: (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and (iii) an investment in the Shares offered in the Offering is otherwise suitable for the investor. The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Offering (and each Soliciting Dealer in its Soliciting Dealer Agreement shall agree, with respect to Investors to whom it makes such recommendations) to maintain in the files of the Dealer Manager (or the Soliciting Dealer, as applicable) documents disclosing the basis upon which the determination of suitability was reached as to each investor. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, the Dealer Manager and Soliciting Dealers may rely on (A) representations from investment advisers who are not affiliated with a Soliciting Dealer, banks acting as trustees or fiduciaries, and (B) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the Person or any other information known by the Dealer Manager (or Soliciting Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

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(f)	SUITABILITY RECORDS. The Dealer Manager shall, and each Soliciting Dealer shall agree to, maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. The Company agrees that the Dealer Manager can satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks referred to in Section 6(e).

(g)	SOLICITING DEALER AGREEMENTS. All engagements of the Soliciting Dealers will be evidenced by a Soliciting Dealer Agreement.

(h)	ELECTRONIC DELIVERY. If it intends to use electronic delivery to distribute the Prospectus to any Person, it will comply, with all applicable requirements of the Commission, the Blue Sky laws and/or FINRA and any other laws or regulations related to the electronic delivery of documents.

(i)	COORDINATION. The Company and the Dealer Manager shall have the right, but not the obligation, to meet with key personnel of the other on an ongoing and regular basis to discuss the conduct of the officers.

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(j)	AML COMPLIANCE. Although acting as a wholesale distributor and not itself selling shares directly to investors, the Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”, and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

(k)	COOPERATION. Upon the expiration or earlier termination of this Agreement, the Dealer Manager will use reasonable efforts to cooperate with the Company and any other party that may be necessary to accomplish an orderly transfer and transfer to a successor dealer manager of the operation and management of the services the Dealer Manager is providing to the Company under this Agreement, provided that the Company shall not be in breach or default of this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 6(k), but the Company will pay or reimburse the Dealer Manager for any out-of-pocket expenses reasonably incurred by the Dealer Manager in connection therewith.

(l)	CUSTOMER INFORMATION. The Dealer Manager will use commercially reasonable efforts to provide the Company with any and all subscriber information that the Company requests in order for the Company to comply with the requirements under Section 5(m).

7.	EXPENSES.

(a)	Subject to Sections 7(b) and 7(c), the Dealer Manager shall pay all its own costs and expenses incident to the performance of its obligations under this Agreement.

(b)	The Company agrees to pay all costs and expenses related to:

(i)	the registration of the offer and sale of the Shares with the Commission;

(ii)	expenses of printing the Registration Statement and the Prospectus and any amendment or supplement thereto as herein provided;

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(iii)	fees and expenses incurred in connection with any required filing with the FINRA;

(iv)	all the expenses of agents of the Company, excluding the Dealer Manager, incurred in connection with performing marketing and advertising services for the Company; and

(v)	expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.

(c)	The Company shall reimburse the Dealer Manager and Soliciting Dealers for approved or deemed approved reasonable bona fide due diligence expenses in accordance with Section 3(e).

8.	INDEMNIFICATION.

(a)	INDEMNIFIED PARTIES DEFINED. For the purposes of this Agreement, an “Indemnified Party” shall mean a Person entitled to indemnification under Section 8, as well as such Person’s officers, directors (including with respect to the Company, any Person named in the Registration Statement with his consent as about to become a director), employees, members, partners, affiliates, agents and representatives, and each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

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(b)	INDEMNIFICATION OF THE DEALER MANAGER AND SOLICITING DEALERS. The Company will indemnify, defend and hold harmless the Dealer Manager and the Soliciting Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Soliciting Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company or the Advisor, any material breach of a covenant contained herein by the Company or the Advisor, or any material failure by the Company or the Advisor to perform, its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature or (C) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Soliciting Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Soliciting Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any post-effective amendment thereof or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, as required by the Company’s charter and Section II.G. of the NASAA Guidelines, the indemnification and agreement to hold harmless provided in this Section 8(b) is further limited to the extent that no such indemnification by the Company of a Soliciting Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

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(c)	DEALER MANAGER INDEMNIFICATION OF THE COMPANY AND ADVISOR. The Dealer Manager will indemnify, defend and hold harmless the Company, the Advisor, each of their Indemnified Parties and each Person who has signed the Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon: (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager or any material breach of a covenant contained herein by the Dealer Manager; (ii) any untrue statement or any alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature, or (C) any Blue Sky Application; or (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading, or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto; or (iv) any use of sales literature, including “broker-dealer use only” materials, by the Dealer Manager that is not Approved Sales Literature. The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

(d)	SOLICITING DEALER INDEMNIFICATION OF THE COMPANY. By virtue of entering into the Soliciting Dealer Agreement, each Soliciting Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each Person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any Person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Soliciting Dealer Agreement.

(e)	ACTION AGAINST PARTIES; NOTIFICATION. Promptly after receipt by any Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

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(f)	REIMBURSEMENT OF FEES AND EXPENSES. An indemnifying party under Section 8 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:

(i)	In the case of the Company indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA Guidelines) only if all of the following conditions are satisfied: (A) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (B) the legal action is initiated by a third party who is not a shareholder of the Company or the legal action is initiated by a shareholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (C) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(ii)	In any case of indemnification other than that described in Section 8(f)(i) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

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9.	CONTRIBUTION.

(a)	If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, from the proceeds received in the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)	The relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the proceeds received in the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions and dealer manager fees received by the Dealer Manager and the Soliciting Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Shares sold in the Offering as set forth on such cover.

(c)	The relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by the Dealer Manager or by the Soliciting Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)	The Company, the Dealer Manager and the Soliciting Dealer (by virtue of entering into the Soliciting Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

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(e)	Notwithstanding the provisions of this Section 9, the Dealer Manager and the Soliciting Dealer shall not be required to contribute any amount by which the total price at which the Shares sold in the Offering to the public by them exceeds the amount of any damages which the Dealer Manager and the Soliciting Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f)	No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g)	For the purposes of this Section 9, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each Person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officers, directors, employees, members, partners, agents and representatives of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company. The Soliciting Dealers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Shares sold by each Soliciting Dealer in the Offering and not joint.

10.	TERMINATION OF THIS AGREEMENT.

(a)	TERM; EXPIRATION. This Agreement shall become effective on the initial Effective Date and the obligations of the parties hereunder shall not commence until the initial Effective Date; provided, however, that the obligations of the parties under Sections 3(e), 3(f), 7, 8, 9 and 11 and this Section 10 shall commence on, and shall be effective as of, the date that this Agreement is executed. Unless earlier terminated pursuant to Section 10(b) or 10(c), this Agreement shall expire at the end of the Offering Period (subject to reinstatement of the Offering Period pursuant to the provisions of Section 3). This Agreement (i) may be earlier terminated by the Company pursuant to Section 10(b), and (ii) may be earlier terminated by the Dealer Manager pursuant to Section 10(c).

Notwithstanding the foregoing and anything herein to the contrary, any reinstatement of the Offering Period pursuant to the provisions of Section 3 shall be deemed to rescind any expiration of this Agreement. Any such reinstatement of the Offering Period shall not affect the ability of the Company or the Dealer Manager subsequently to terminate this Agreement pursuant to Section 10(b) or 10(c), respectively.

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The date upon which this Agreement shall have expired or been terminated earlier shall be referred to in this Agreement as the “Termination Date”.

(b)	TERMINATION OF AGREEMENT BY THE COMPANY. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days prior written notice, by the Company upon the occurrence of any of the following events:

(i)	The Dealer Manager or any of its affiliates materially breaches this Agreement; provided, however, that the party in breach of this Agreement shall have thirty (30) calendar days after the receipt of notice of such breach from the non-breaching party to cure such breach;

(ii)	Any fraud, criminal conduct or willful misconduct by the Dealer Manager in any action or failure to act undertaken by such party pertaining to or having a detrimental effect upon the Dealer Manager’s ability to perform its duties provided that Dealer Manager does not cure any such act thirty (30) calendar days after the receipt of notice of such act (or at such later time as stated in the notice) from the Company;

(iii)	The entry of a decree or order for relief by a court of competent jurisdiction in respect of the Dealer Manager in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property or an order winding up or liquidating such party’s affairs;

(iv)	The commencement of a voluntary case by the Dealer Manager under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent by the Dealer Manager to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or of any substantial part of its property, or the making of any general assignment for the benefit of creditors, or its admission of insolvency or its failure generally to pay its debts as they become due;

(v)	The aggregate amount of Shares to be offered by the Company under the Offering has been issued and sold or the Offering is terminated or discontinued; and

(vi)	The Company issues and offers for sale Shares in excess of the Offering and no subsequent agreement for the sale of such additional Shares is executed between the Company, the Company and their affiliates, on the one hand, and the Dealer Manager and its affiliates, on the other.

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(c)	TERMINATION OF AGREEMENT BY THE DEALER MANAGER. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days prior written notice, by Dealer Manager upon the occurrence of any of the following events:

(i)	The Company or any of its affiliates materially breaches this Agreement; provided, however, that the party in breach of this Agreement shall have thirty (30) calendar days after the receipt of notice of such breach from the non-breaching party to cure such breach;

(ii)	Any fraud, criminal conduct or willful misconduct by the Company pertaining to or having a detrimental effect on Dealer Manager, provided that the Company does not cure any such act thirty (30) calendar days after the receipt of notice of such act (or at such later time as stated in the notice) from the Dealer Manager;

(iii)	The entry of a decree or order for relief by a court of competent jurisdiction in respect of the Company in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or an order winding up or liquidating such party’s affairs;

(iv)	The commencement of a voluntary case by the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent by the Dealer Manager to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or the making of any general assignment for the benefit of creditors, or its admission of insolvency or its failure generally to pay its debts as they become due;

(v)	The aggregate amount of Shares to be offered under the Offering has been issued and sold;

(vi)	The Company issues and offers for sale Shares in excess of the Offering and no subsequent agreement for the sale of such additional Shares is executed between the Company and its affiliates, on the one hand, and the Dealer Manager and its affiliates, on the other;

(vii)	(x) The Company shall not have obtained all applicable and material consents or approvals with respect to, and shall not have made all applicable and material filings or registrations with, any governmental entity (collectively, the “Consents”); and (y) the Company directly and indirectly, as applicable, shall have failed to exercise its commercially reasonable efforts in good faith to obtain all such Consents as are necessary for the Company to conduct its operations no later than the one year anniversary of the date on which the Registration Statement is filed;

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(viii)	The Effective Date has not occurred on or before the one year-anniversary of the date on which the Registration Statement is filed;

(ix)	There shall have occurred a Company MAE, whether or not arising in the ordinary course of business;

(x)	A stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and is not rescinded within 20 business days after the issuance thereof; and

(xi)	A material action, suit, proceeding or investigation (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of Shares or the consummation of any of the transactions contemplated by this Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under or the validity or enforceability of, this Agreement or the Shares, (iv) that might result in a Company MAE, or (v) seeking to affect adversely the federal income tax attributes of the Shares.

(d)	DELIVERY OF RECORDS UPON EXPIRATION OR EARLY TERMINATION. Upon the expiration or early termination of this Agreement for any reason, the Dealer Manager shall (i) promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Shares into the Escrow Account for the deposit of investor funds, (ii) to the extent not previously provided to the Company, provide a list of all investors who have subscribed for or purchased shares and all broker-dealers with whom the Dealer Manager has entered into a Soliciting Dealer Agreement, (iii) notify Soliciting Dealers of such termination, and (iv) promptly deliver to the Company copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing. Upon expiration or earlier termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 3(d) at such time as such compensation becomes payable.

11.	MISCELLANEOUS.

(a)	SURVIVAL. The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement: Section 3(d); Section 5(m); Section 7; Section 8; Section 9; Section 10; and Section 11. Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination.

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(b)	NOTICES. All notices, consents, approvals, waivers or other communications required or permitted hereunder (each a “Notice”) shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent by a recognized overnight courier service; or (iii) sent by facsimile transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided hereunder; in each case above provided such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:	Business Development Corporation of America, Inc.
405 Park Avenue
New York, NY 10022
Facsimile No: (212) 421-5799
Attention: Jesse C. Galloway
General Counsel

with a copy to (which shall not constitute a Notice):

Sutherland Asbill & Brennan LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001-3980
Facsimile No: 202.637.3593
Attention: Steven Boehm, Esq.

If to the Dealer Manager:	Realty Capital Securities, LLC
Three Copley Place, Suite 300
Boston, MA 02116
Facsimile No.: (857) 207-3399
Attention: Louisa Quarto
President

with a copy to (which shall not constitute a Notice):

Sutherland Asbill & Brennan LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001-3980
Facsimile No: 202.637.3593
Attention: Steven Boehm, Esq.

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 11(b).

(c)	SUCCESSORS AND ASSIGNS. No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

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(d)	INVALID PROVISION. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(e)	APPLICABLE LAW. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York.

(f)	WAIVER. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, New York City, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.

(g)	ATTORNEYS’ FEES. If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.

(h)	NO PARTNERSHIP. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Soliciting Dealers as being in association with or in partnership with the Company or one another, and instead, this Agreement only shall constitute the Dealer Manager as a broker authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager or the Company liable for the obligations of any of the Soliciting Dealers or one another.

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(i)	THIRD PARTY BENEFICIARIES. Except for the Persons referred to in Section 8 and Section 9, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any Person not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the Persons referred to in Section 8 and Section 9, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the Persons referred to in Section 8 and Section 9 shall be a third party beneficiary of this Agreement.

(j)	ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(k)	NONWAIVER. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(l)	ACCESS TO INFORMATION. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Soliciting Dealer regarding recordholder information about the clients of such Soliciting Dealer who have invested with the Company on an on-going basis for so long as such Soliciting Dealer has a relationship with such clients. The Dealer Manager shall require in the Soliciting Dealer Agreement that Soliciting Dealers not disclose any password for a restricted website or portion of website provided to such Soliciting Dealer in connection with the Offering and not disclose to any Person, other than an officer, director, employee or agent of such Soliciting Dealers, any material downloaded from such a restricted website or portion of a restricted website.

(m)	COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

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(n)	ABSENCE OF FIDUCIARY RELATIONSHIPS. The parties acknowledge and agree that (i) the Dealer Manager’s responsibility to the Company or the Advisor is solely contractual in nature, and (ii) the Dealer Manager does not owe the Company, the Advisor, any of their respective affiliates or any other Person any fiduciary (or other similar) duty as a result of this Agreement or any of the transactions contemplated hereby.

(o)	DEALER MANAGER INFORMATION. Prior to the initial Effective Date, the parties will expressly acknowledge and agree as to the information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement.

(p)	PROMOTION OF DEALER MANAGER RELATIONSHIP. The Company and the Dealer Manager will cooperate with each other in good faith in connection with the promotion or advertisement of their relationship in any release, communication, sales literature or other such materials and shall not promote or advertise their relationship without the approval of the other party in advance, which shall not be unreasonably withheld or delayed.

(q)	TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have each duly executed this Dealer Manager Agreement as of the day and year set forth above.

COMPANY:

BUSINESS DEVELOPMENT CORPORATION OF AMERICA, INC.

By:
Name:	NICHOLAS S. SCHORSCH
Title:	PRESIDENT

ADVISOR:

BDCA Adviser, LLC

By: American Realty Capital II Advisors, LLC, Managing Member of BDCA Adviser, LLC

By:
Name:	NICHOLAS S. SCHORSCH
Title:	MANAGER

Accepted as of the date first above written:

DEALER MANAGER:

REALTY CAPITAL SECURITIES, LLC

By:
Name:	LOUISA QUARTO
Title:	PRESIDENT